UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February11, 2008
Date of Report (Date of earliest event reported)

TIB FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Florida	0000-21329	65-0655973
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)
599 9th Street North, Suite 101 Naples, Florida		34102-5624
(Address of principal executive offices)		(Zip Code)
(239) 263-3344
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On January 30, 2008, the Company’s wholly-owned subsidiaries, TIB Bank and The Bank of Venice filed, as required, their fourth quarter CALL reports with the FDIC. The banks filed these reports based upon the best available information at that time. However, the Company is currently evaluating the accounting for certain investment securities as well as their valuations in light of existing market conditions and now believes certain adjustments as of year-end 2007 are likely to result from this review process. Therefore, the Company is unable to release the results of its operations for the fourth quarter of 2007 and the year ended December 31, 2007 until this review is complete. The Company anticipates that actual consolidated results of operations, when determined, may vary from those included in the CALL reports and that TIB Bank will file an amended CALL report at that time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIB FINANCIAL CORP.
Date: February 11, 2008	By:	/s/ Stephen J. Gilhooly
Stephen J. Gilhooly
EVP, Chief Financial Officer and Treasurer